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                                                               EXHIBIT 15



                       Independent Auditors' Review Report
                       -----------------------------------

The Board of Directors and Shareholders
The Centris Group, Inc.:

We have reviewed the condensed consolidated balance sheet of The Centris Group, Inc. (formerly US Facilities Corporation) and subsidiaries as of June 30, 1997, and the related condensed consolidated income statements for the quarters and six-month periods ended June 30, 1997 and 1996, and condensed consolidated statements of cash flows for the six-month periods ended June 30, 1997 and 1996. These condensed consolidated financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of The Centris Group, Inc. (formerly US Facilities Corporation) and subsidiaries as of December 31, 1996, and the related consolidated income statement, statements of stockholders' equity and cash flows for the year then ended (not presented herein); and in our report dated February 4, 1997, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 1996, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

/S/ KPMG PEAT MARWICK LLP
Los Angeles, California
July 28, 1997


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